Exhibit 1.01

Conflict Minerals Report of NetApp, Inc.

For the Calendar Year Ended December 31, 2016

This Conflict Minerals Report contains forward-looking statements. These statements include statements regarding NetApp’s goals for its Conflict Minerals policy and the actions that NetApp intends to take to improve transparency and reporting. All forward-looking statements involve risk and uncertainty. When considering these statements, you should also consider the important factors described in reports and documents NetApp files from time to time with the Securities and Exchange Commission, including the factors described under the sections titled “Risk Factors” in NetApp’s most recently filed Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. Except as required by law, NetApp disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

This is the Conflict Minerals Report for NetApp, Inc. (“NetApp”) for calendar year 2016 prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”).

Introduction

NetApp is a leading provider of innovative storage systems and data management solutions that form the foundation for efficient and flexible IT infrastructures.

Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated thereunder (together “Section 1502”) require NetApp to perform certain due diligence procedures and disclose information about the use and origin of certain minerals if these minerals are deemed to be necessary to the functionality or production of a product manufactured or contracted to be manufactured by NetApp. The NetApp products that contain minerals or metals are its hardware products (storage systems and subsystems) that NetApp contracts to manufacture and sells directly or through resellers. The specific minerals covered by these rules consist of tin, tantalum, tungsten and gold and are referred to as “Conflict Minerals.”

Conflict Minerals are necessary to the functionality or production of the storage systems and subsystems that NetApp contracts to manufacture. Components and subassemblies that are made in part using Conflict Minerals are sourced from a global supply base that includes distributors, value-added resellers, original equipment manufacturers, original design manufacturers and contract manufacturers.

In accordance with Section 1502, NetApp has performed a “reasonable country of origin inquiry” (“RCOI”) on minerals that were in NetApp’s supply chain for calendar year 2016 to determine whether these minerals were sourced from the Democratic Republic of the Congo or adjoining countries (the “Covered Countries”) and has conducted due diligence measures as described below.

Due Diligence Procedures

In accordance with Rule 13p-1, NetApp undertook due diligence procedures to determine the source and chain of custody of the Conflict Minerals used in its products. NetApp designed its due diligence measures for each of the Conflict Minerals to conform, in all material respects, with the due diligence framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (OECD 2013) (“OECD Framework”) and related supplements. NetApp’s due diligence measures included:

1.	Establishing strong company management systems for conflict minerals supply chain;

2.	Identifying and assessing risk in the supply chain;

3.	Designing and implementing strategies to respond to identified risks;

4.	Supporting industry associations that carry out independent third party audits of smelter/refiner’s due diligence practices; and

5.	Reporting annually on our supply chain due diligence activities.

STEP 1: Establish strong company management systems

a)	Identified an executive sponsor for NetApp’s supply chain transparency objectives to provide internal leadership and guidance to attain NetApp’s goal of determining the countries of origin of the Conflict Minerals that are necessary for the production or functionality of its products and eliminating sources of Conflict Minerals that benefit armed groups.

b)	Adopted and posted a Conflict Minerals policy (discussed further below) on its website. NetApp requested all vendors and suppliers of materials that could potentially contain Conflict Minerals (the “in scope suppliers”) to comply with the requirements of Section 1502, if applicable, and to support NetApp’s compliance. NetApp continues to educate suppliers on its Conflict Minerals policy.

c)	Included Section 1502 requirement contractually in its Master Supply Agreements, requiring suppliers to provide necessary information.

d)	Adopted internal processes, procedures and systems to capture, maintain, retrieve and report on supplier sourcing of Conflict Minerals to further improve transparency and the ability to report on NetApp’s sourcing of Conflict Minerals in accordance with Section 1502 in coming years.

e)	Utilized the Conflict Free Sourcing Initiative (“CFSI”) Conflict Minerals Reporting Template (the “CMRT”) sent to NetApp’s in scope suppliers via a third party provider (Resilinc) to gather information on the chain of custody of the necessary Conflict Minerals included in NetApp products (the “RCOI Survey”).

f)	Instituted Conflict Minerals risk assessment as part of the NetApp product development process.

g)	Identified personnel within NetApp responsible for the NetApp sustainability program, including responsibility for day-to-day consideration and review of compliance requirements related to the Section 1502.

STEP 2: Identify and assess risks in the supply chain

a)	Performed a risk assessment of all parts represented within its product lines followed by a supplier risk assessment. Suppliers were first assessed by determining whether they supplied hardware, software or services. If the supplier was determined to supply hardware, NetApp assessed whether the materials supplied by the supplier could potentially contain Conflict Minerals. Finally, suppliers were surveyed to determine whether they sourced Conflict Minerals from the Covered Countries.

b)	Provided letters to suppliers explaining NetApp’s country of origin inquiry and due diligence efforts and requesting supplier cooperation. Suppliers were offered training materials on the requirements of Section 1502, NetApp’s plan to achieve compliance with such requirements and NetApp’s goal of achieving responsible sourcing from its suppliers.

c)	Partnered with a third party provider to conduct a RCOI Survey of NetApp’s in scope suppliers in order to gather information on countries of origin and identify smelters or refiners. The RCOI survey documentation aligned with the CMRT. The in scope suppliers were asked to identify the smelters and refiners who contributed to the 3TG materials contained in parts and components that they supplied to NetApp.

d)	The in scope suppliers that responded to NetApp’s RCOI Survey account for 97% of in-scope component spend for calendar year 2016, an increase from 95% in 2015. This improvement is due to an increased effort on following up with non-responsive suppliers.

e)	Compared smelters and refiners identified against the list of those on CFSI’s Conflict Free Smelter Program’s lists for tantalum, tin, tungsten and gold), including those that have received a “conflict free” designation by participating in an independent third party audit.

f)	Performed enhanced data analytics to ensure identification of all in scope suppliers throughout NetApp’s entire supply chain.

g)	Analyzed CMRT responses and provided feedback to suppliers.

STEP 3: Design and implement a strategy to respond to identified risks

a)	NetApp has established a supplier Conflict Minerals policy, which outlines NetApp’s requirements for its suppliers:

a.	Sourcing minerals from socially responsible suppliers;

b.	Requesting suppliers downstream to source minerals from socially responsible suppliers;

c.	Providing NetApp with prompt, truthful, and accurate information regarding each supply source and the nature of the sourcing materials as it relates to the requirements of Section 1502; and

d.	Cooperating with regular business reviews, surveys, and audits undertaken by or for NetApp so that it can comply with the requirements of Section 1502.

b)	Through calendar year 2016, NetApp continued to flow down its Conflict Minerals policy to its in scope supply base. This has aided in defining sourcing requirements for products supplied to NetApp.

c)	NetApp’s supplier qualification and assessment program includes audits of supplier representations of their status to validate their previous and current reporting.

d)	In 2016, NetApp attended Conflict Minerals forums and collaborated with industry peers to define and improve best practices, and encourage responsible sourcing.

e)	In calendar year 2017, NetApp plans to:

a.	Continue to work with its top materials-spend suppliers to improve transparency and reporting. Concurrently, through its supplier performance management process, NetApp continues to assess risk for its supply base that are not improving their level of transparency required by Section 1502 to promote its intended purpose. NetApp will work with suppliers with underdeveloped processes, providing information and guidance in an attempt to increase transparency.

b.	Compare RCOI Survey responses to information collected via independent conflict free smelter validation programs, such as CFSI’s Conflict-Free Smelter Program, to identify unknown or unrecognized smelters or refiners. NetApp will contact in scope suppliers with unknown or unrecognized smelters or refiners and request their participation in improving data accuracy and promoting CFSI’s efforts.

c.	Continue its participation in Conflict Minerals forums and collaborating with industry peers to define best practices, and encourage responsible sourcing. NetApp will continue to support CFSI in its efforts to increase the number of smelters and refiners validated as “conflict free.”

STEP 4: Support industry associations that carry out independent third party audits of smelter/refiner’s due diligence practices

As a member of the Electronic Industry Citizenship Coalition, or “EICC,” NetApp will continue to participate in the CFSI to assist in increasing the number of smelters and refiners directly and indirectly in its supply base that have been validated as “conflict free” under the CFSI’s Conflict-Free Smelter Program, which uses an independent third-party audit to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials. NetApp was not required to obtain a third party independent audit of its own due diligence process and compliance efforts and results in 2016

STEP 5: Report annually on supply chain due diligence

NetApp’s Conflict Minerals policy, Form SD and this Conflict Minerals Report are currently posted on NetApp’s public website:

http://www.netapp.com/us/company/our-story/conflict-minerals.aspx

http://investors.netapp.com/governance.cfm; and

http://investors.netapp.com/sec.cfm.

Results of Due Diligence

NetApp, as a purchaser, is many steps removed from the mining of the Conflict Minerals and does not purchase raw ore or unrefined Conflict Minerals, nor does it purchase bulk Conflict Minerals in the form of ingots or bullion for use in it products. The origin of NetApp’s Conflict Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other derivatives. The smelters and refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores.

Based on the information that was provided by NetApp’s in scope suppliers and otherwise obtained through its due diligence efforts described herein, NetApp believes that the facilities listed in Appendix A were used to process a portion of the necessary Conflict Minerals contained in NetApp’s products for calendar year 2016. Furthermore, NetApp has reasonably determined from information provided by the CFSP and otherwise obtained through NetApp’s due diligence efforts, that it does not have sufficient information to determine whether portions of its products contain recycled or scrap sources.

Appendix A

Smelters or Refiners (SORs) that may be used to process the Conflict Minerals contained in NetApp’s Products.

SOR Status as of December 31, 2016: “CFSP Listed” indicates SOR is publicly listed on the CFSP web site and considered “conflict-free” as of the date indicated based on the criteria used by CFSI to assess SORs. “Unknown” indicates SOR is either in process for CFSP assessment or has not started the process as of the date indicated.

Metal	Name of SOR	Country Location of SOR	CFSP Status
Gold	Advanced Chemical Company	United States	CFSP Listed
Gold	Aida Chemical Industries Co., Ltd.	Japan	CFSP Listed
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CFSP Listed
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CFSP Listed
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	CFSP Listed
Gold	Argor-Heraeus S.A.	Switzerland	CFSP Listed
Gold	Asahi Pretec Corp.	Japan	CFSP Listed
Gold	Asaka Riken Co., Ltd.	Japan	CFSP Listed
Gold	Aurubis AG	Germany	CFSP Listed
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CFSP Listed
Gold	Boliden AB	Sweden	CFSP Listed
Gold	C. Hafner GmbH + Co. KG	Germany	CFSP Listed
Gold	Chugai Mining	Japan	Unknown
Gold	Daejin Indus Co., Ltd.	Republic of Korea	CFSP Listed
Gold	DSC (Do Sung Corporation)	Republic of Korea	CFSP Listed
Gold	Dowa	Japan	CFSP Listed
Gold	Eco-System Recycling Co., Ltd.	Japan	CFSP Listed
Gold	OJSC Novosibirsk Refinery	Russian Federation	CFSP Listed
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China	Unknown
Gold	Heimerle + Meule GmbH	Germany	CFSP Listed
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CFSP Listed
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CFSP Listed
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CFSP Listed
Gold	Istanbul Gold Refinery	Turkey	CFSP Listed
Gold	Japan Mint	Japan	CFSP Listed
Gold	Jiangxi Copper Co., Ltd.	China	CFSP Listed
Gold	Asahi Refining Canada Ltd.	Canada	CFSP Listed
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CFSP Listed

Gold	Kazakhmys Smelting LLC	Kazakhstan	Unknown
Gold	Kennecott Utah Copper LLC	United States	CFSP Listed
Gold	Kojima Chemicals Co., Ltd.	Japan	CFSP Listed
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CFSP Listed
Gold	Lingbao Gold Co., Ltd.	China	Unknown
Gold	LS-NIKKO Copper Inc.	Republic of Korea	CFSP Listed
Gold	Materion	United States	CFSP Listed
Gold	Matsuda Sangyo Co., Ltd.	Japan	CFSP Listed
Gold	Metalor Technologies (Suzhou) Ltd.	China	CFSP Listed
Gold	Metalor Technologies S.A.	Switzerland	CFSP Listed
Gold	Metalor USA Refining Corporation	United States	CFSP Listed
Gold	Mitsubishi Materials Corporation	Japan	CFSP Listed
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CFSP Listed
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CFSP Listed
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	CFSP Listed
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Unknown
Gold	Nihon Material Co., Ltd.	Japan	CFSP Listed
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CFSP Listed
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CFSP Listed
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CFSP Listed
Gold	PX Précinox S.A.	Switzerland	CFSP Listed
Gold	Rand Refinery (Pty) Ltd.	South Africa	CFSP Listed
Gold	Royal Canadian Mint	Canada	CFSP Listed
Gold	Sabin Metal Corp.	United States	Unknown
Gold	Samduck Precious Metals	Republic of Korea	CFSP Listed
Gold	Samwon Metals Corp.	Republic of Korea	Unknown
Gold	Schone Edelmetaal B.V.	Netherlands	CFSP Listed
Gold	SEMPSA Joyería Platería S.A.	Spain	CFSP Listed
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CFSP Listed
Gold	So Accurate Group, Inc.	United States	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CFSP Listed
Gold	Solar Applied Materials Technology Corp.	Taiwan	CFSP Listed
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CFSP Listed
Gold	Tokuriki Honten Co., Ltd.	Japan	CFSP Listed
Gold	Torecom	Republic of Korea	CFSP Listed
Gold	Umicore Brasil Ltda.	Brazil	CFSP Listed
Gold	United Precious Metal Refining, Inc.	United States	CFSP Listed
Gold	Valcambi S.A.	Switzerland	CFSP Listed
Gold	Western Australian Mint trading as The Perth Mint	Australia	CFSP Listed

Gold	Yamamoto Precious Metal Co., Ltd.	Japan	CFSP Listed
Gold	Yokohama Metal Co., Ltd.	Japan	CFSP Listed
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CFSP Listed
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	CFSP Listed
Gold	SAFINA A.S.	Czech Republic	Unknown
Gold	Guangdong Jinding Gold Limited	China	Unknown
Gold	Umicore Precious Metals Thailand	Thailand	CFSP Listed
Gold	Geib Refining Corporation	United States	CFSP Listed
Gold	MMTC-PAMP India Pvt., Ltd.	India	CFSP Listed
Gold	Republic Metals Corporation	United States	CFSP Listed
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland	Unknown
Gold	Singway Technology Co., Ltd.	Taiwan	CFSP Listed
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CFSP Listed
Gold	Emirates Gold DMCC	United Arab Emirates	CFSP Listed
Gold	T.C.A S.p.A	Italy	CFSP Listed
Gold	Remondis Argentia B.V.	Netherlands	Unknown
Gold	Tony Goetz NV	Belgium	Unknown
Gold	Korea Zinc Co., Ltd.	Republic of Korea	CFSP Listed
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Unknown
Gold	Abington Reldan Metals, LLC	United States	Unknown
Gold	SAAMP	France	Unknown
Gold	SAXONIA Edelmetalle GmbH	Germany	CFSP Listed
Gold	WIELAND Edelmetalle GmbH	Germany	CFSP Listed
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CFSP Listed
Gold	AU Traders and Refiners	South Africa	CFSP Listed
Gold	Gujarat Gold Centre	India	Unknown
Gold	Modeltech Sdn Bhd	Malaysia	Unknown
Gold	Bangalore Refinery	India	Unknown
Tantalum	Conghua Tantalum and Niobium Smeltry	China	CFSP Listed
Tantalum	Duoluoshan	China	CFSP Listed
Tantalum	Exotech Inc.	United States	CFSP Listed
Tantalum	F&X Electro-Materials Ltd.	China	CFSP Listed
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CFSP Listed
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	CFSP Listed
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CFSP Listed
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CFSP Listed
Tantalum	King-Tan Tantalum Industry Ltd.	China	CFSP Listed
Tantalum	LSM Brasil S.A.	Brazil	CFSP Listed

Tantalum	Metallurgical Products India Pvt., Ltd.	India	CFSP Listed
Tantalum	Mineração Taboca S.A.	Brazil	CFSP Listed
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CFSP Listed
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CFSP Listed
Tantalum	QuantumClean	United States	CFSP Listed
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	CFSP Listed
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CFSP Listed
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	CFSP Listed
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CFSP Listed
Tantalum	D Block Metals, LLC	United States	CFSP Listed
Tantalum	FIR Metals & Resource Ltd.	China	CFSP Listed
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CFSP Listed
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CFSP Listed
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CFSP Listed
Tantalum	KEMET Blue Metals	Mexico	CFSP Listed
Tantalum	H.C. Starck Co., Ltd.	Thailand	CFSP Listed
Tantalum	H.C. Starck GmbH Goslar	Germany	CFSP Listed
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CFSP Listed
Tantalum	H.C. Starck Inc.	United States	CFSP Listed
Tantalum	H.C. Starck Ltd.	Japan	CFSP Listed
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CFSP Listed
Tantalum	Global Advanced Metals Boyertown	United States	CFSP Listed
Tantalum	Global Advanced Metals Aizu	Japan	CFSP Listed
Tantalum	KEMET Blue Powder	United States	CFSP Listed
Tantalum	Tranzact, Inc.	United States	CFSP Listed
Tantalum	Resind Indústria e Comércio Ltda.	Brazil	CFSP Listed
Tantalum	Jiangxi Tuohong New Raw Material	China	CFSP Listed
Tantalum	Power Resources Ltd.	Macedonia (The Former Yugoslav Republic Of)	CFSP Listed
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CFSP Listed
Tin	Alpha	United States	CFSP Listed
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	CFSP Listed
Tin	CV Gita Pesona	Indonesia	CFSP Listed
Tin	PT Justindo	Indonesia	Unknown
Tin	PT Aries Kencana Sejahtera	Indonesia	CFSP Listed
Tin	CV Serumpun Sebalai	Indonesia	CFSP Listed
Tin	CV United Smelting	Indonesia	CFSP Listed
Tin	EM Vinto	Bolivia	CFSP Listed

Tin	Estanho de Rondônia S.A.	Brazil	Unknown
Tin	Fenix Metals	Poland	CFSP Listed
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CFSP Listed
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Unknown
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CFSP Listed
Tin	Metallic Resources, Inc.	United States	CFSP Listed
Tin	Mineração Taboca S.A.	Brazil	CFSP Listed
Tin	Minsur	Peru	CFSP Listed
Tin	Mitsubishi Materials Corporation	Japan	CFSP Listed
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CFSP Listed
Tin	Operaciones Metalurgical S.A.	Bolivia	CFSP Listed
Tin	PT Artha Cipta Langgeng	Indonesia	CFSP Listed
Tin	PT Babel Inti Perkasa	Indonesia	CFSP Listed
Tin	PT Bangka Tin Industry	Indonesia	CFSP Listed
Tin	PT Belitung Industri Sejahtera	Indonesia	CFSP Listed
Tin	PT Bukit Timah	Indonesia	CFSP Listed
Tin	PT DS Jaya Abadi	Indonesia	CFSP Listed
Tin	PT Eunindo Usaha Mandiri	Indonesia	CFSP Listed
Tin	PT Karimun Mining	Indonesia	CFSP Listed
Tin	PT Mitra Stania Prima	Indonesia	CFSP Listed
Tin	PT Panca Mega Persada	Indonesia	CFSP Listed
Tin	PT Refined Bangka Tin	Indonesia	CFSP Listed
Tin	PT Sariwiguna Binasentosa	Indonesia	CFSP Listed
Tin	PT Stanindo Inti Perkasa	Indonesia	CFSP Listed
Tin	PT Sumber Jaya Indah	Indonesia	CFSP Listed
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	CFSP Listed
Tin	PT Tinindo Inter Nusa	Indonesia	CFSP Listed
Tin	PT Tommy Utama	Indonesia	CFSP Listed
Tin	Rui Da Hung	Taiwan	CFSP Listed
Tin	Soft Metais Ltda.	Brazil	CFSP Listed
Tin	Thaisarco	Thailand	CFSP Listed
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Unknown
Tin	VQB Mineral and Trading Group JSC	Vietnam	CFSP Listed
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	CFSP Listed
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Unknown

Tin	Yunnan Tin Company Limited	China	CFSP Listed
Tin	CV Venus Inti Perkasa	Indonesia	CFSP Listed
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	CFSP Listed
Tin	Melt Metais e Ligas S.A.	Brazil	CFSP Listed
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CFSP Listed
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CFSP Listed
Tin	PT Inti Stania Prima	Indonesia	CFSP Listed
Tin	CV Ayi Jaya	Indonesia	CFSP Listed
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	Unknown
Tin	CV Dua Sekawan	Indonesia	CFSP Listed
Tin	CV Tiga Sekawan	Indonesia	CFSP Listed
Tin	PT Cipta Persada Mulia	Indonesia	Unknown
Tin	Resind Indústria e Comércio Ltda.	Brazil	CFSP Listed
Tin	PT O.M. Indonesia	Indonesia	CFSP Listed
Tin	Metallo-Chimique N.V.	Belgium	CFSP Listed
Tin	Elmet S.L.U.	Spain	CFSP Listed
Tin	PT Bangka Prima Tin	Indonesia	CFSP Listed
Tin	PT Sukses Inti Makmur	Indonesia	CFSP Listed
Tin	PT Kijang Jaya Mandiri	Indonesia	CFSP Listed
Tin	PT Menara Cipta Mulia	Indonesia	CFSP Listed
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CFSP Listed
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	CFSP Listed
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	CFSP Listed
Tin	Modeltech Sdn Bhd	Malaysia	Unknown
Tin	Gejiu Jinye Mineral Company	China	CFSP Listed
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CFSP Listed
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	CFSP Listed
Tungsten	Global Tungsten & Powders Corp.	United States	CFSP Listed
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CFSP Listed
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CFSP Listed
Tungsten	Japan New Metals Co., Ltd.	Japan	CFSP Listed
Tungsten	Kennametal Fallon	United States	CFSP Listed
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	CFSP Listed
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	CFSP Listed
Tungsten	Wolfram Bergbau und Hütten AG	Austria	CFSP Listed
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CFSP Listed
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	Unknown

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CFSP Listed
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CFSP Listed
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CFSP Listed
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CFSP Listed
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CFSP Listed
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CFSP Listed
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CFSP Listed
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CFSP Listed
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	CFSP Listed
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CFSP Listed
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	CFSP Listed
Tungsten	H.C. Starck GmbH	Germany	CFSP Listed
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	CFSP Listed
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	CFSP Listed
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CFSP Listed
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	CFSP Listed
Tungsten	Niagara Refining LLC	United States	CFSP Listed
Tungsten	Hydrometallurg, JSC	Russian Federation	CFSP Listed
Tungsten	Unecha Refractory metals plant	Russian Federation	CFSP Listed
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	CFSP Listed
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CFSP Listed
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CFSP Listed
Tungsten	Woltech Korea Co., Ltd.	Republic of Korea	CFSP Listed
Tungsten	Moliren Ltd	Russian Federation	CFSP Listed